SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2014

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

             Delaware                                                                     0-11720                                                                             52-1206400
(State or Other Jurisdiction                                 (Commission File Number)                                             (I.R.S. Employer Identification No.)
        of Incorporation)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)

                                   (828) 464-8741
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            ☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01                      Entry into a Material Definitive Agreement

On September 12, 2014, Air T, Inc. (the “Company”) and its subsidiaries, Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc. and Global Aviation Services, LLC (together with the Company, the “Borrowers”), entered into Amendment No. 6 to Loan Agreement dated as of September 12, 2014 (“Amendment No. 6”) with Bank of America, N.A. (the “Lender”).  Amendment No. 6 amends the Loan Agreement dated as of September 18, 2007 between the Borrowers and the Lender, as amended (the “Loan Agreement”), to, among other things:

●increase the maximum amount of the revolving line of credit available thereunder from $7,000,000 to $9,000,000 through December 31, 2014, with the maximum amount of the revolving line of credit returning to $7,00,000 on January 1, 2015;

●extend the term of the Loan Agreement from August 31, 2015 to August 31, 2016; and

●revise the covenant requiring periodic delivery of financial information by the Borrowers to the Lender.

Amendment No. 6 is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits

Exhibit 10.1
Amendment No. 6 to Loan Agreement dated as of September 12, 2014 between, Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc. and Global Aviation Services, LLC and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2014

AIR T, INC.

By: /s/ Cheryl C. Sigmon
Cheryl C. Sigmon, Vice President-Finance, Treasurer and Secretary

Exhibit Index

Exhibit	Description
Exhibit 10.1
Amendment No. 6 to Loan Agreement dated as of September 12, 2014 between, Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc. and Global Aviation Services, LLC and Bank of America, N.A.